SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       Citizens South Banking Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                     (To be applied for)
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



245 West Main Avenue, Gastonia, North Carolina                        28053
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(Address of Principal Executive Offices)                            (Zip Code)

  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12(b) of the         Pursuant to Section 12(g) of the
  Exchange Act and is effective            Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(d), please check the following
  box. | |                                 box.: |x|

         Securities Act registration statement file number to which this form relates: 333-91498

         Securities to be registered pursuant to Section 12(b) of the Act.

         None                                                 N/A
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    (Title of Class)                            (Name of Each Exchange on Which
                                                 Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock par value $0.01 per share
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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Our Dividend Policy," "The Conversion," "Comparison of Stockholders' Rights," "Description of Capital Stock of Citizens South Banking Corporation Following the Conversion," and "Restrictions on Acquisition of Citizens South Banking Corporation," in the Registrant's Registration Statement on Form S-1 (File No. 333-91498), as filed June 28, 2002 and as amended on August 6, 2002, August 12, 2002 and August 14, 2002, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws, reference is made to "Comparison of Stockholders' Rights" in the Registrant's Registration Statement on Form S-1 (Registration Number 333-91498) dated June 28, 2002, as amended on August 6, 2002, August 12, 2002 and August 14, 2002.

Item 2.  Exhibits.
-----------------

         1. Registration Statement on Form S-1 (Registration Number 333-91498) as filed June 28, 2002 and as amended on August 6, 2002, August 12, 2002 and August 14, 2002, is hereby incorporated by reference.

         2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed June 28, 2002, as amended on August 6, 2002, August 12, 2002 and August 14, 2002).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed June 28, 2002, as amended on August 6, 2002, August 12, 2002 and August 14,
                  2002).

         4.       Form of Stock Certificate (incorporated by reference to
                  Exhibit 4 of the Registration Statement on Form S-1 as filed June 28, 2002, as amended on August 6, 2002, August 12, 2002 and August 14, 2002).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           CITIZENS SOUTH BANKING CORPORATION



Date:    September 25, 2002             By: /s/ Kim S. Price
                                           --------------------------------
                                           Kim S. Price
                                           President and Chief Executive Officer